UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

CAVIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

2315 N. First Street, San Jose CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 943-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 16, 2018, Cavium, Inc. (“Cavium”) held a Special Meeting of Stockholders at Cavium’s corporate offices in San Jose, California. At the Special Meeting, the Cavium stockholders voted on the following three proposals:

(a)	To approve the adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of November 19, 2017, by and among Marvell Technology Group Ltd., Kauai Acquisition Corp. (“Merger Sub”) and Cavium, the merger of Merger Sub with and into Cavium, with Cavium continuing as the surviving corporation in such merger (the “Merger”), and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”). This proposal was approved, with the votes thereon at the Special Meeting as follows:

Final Voting Results
For	Against	Abstain
53,802,143	34,678	57,640

(b)	To approve adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal. This proposal was approved, with votes thereon at the Special Meeting as follows:

Final Voting Results
For	Against	Abstain
51,465,749	2,291,081	137,631

(c)	To approve, by non-binding, advisory vote, compensation that will or may be paid or become payable by Cavium to its named executive officers as disclosed in the proxy statement in connection with the Merger. This proposal was approved, with votes thereon at the Special Meeting as follows:

Final Voting Results
For	Against	Abstain
52,917,442	688,082	288,937

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2018	CAVIUM, INC.

	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
SVP, General Counsel and Secretary